EXHIBIT 23.2

                        CONSENT OF ERNST & YOUNG LLP
                        ----------------------------



                       Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Morton International, Inc. for the registration of $1,000,000,000 of debt securities and to the incorporation by reference therein of our reports dated July 29, 1997, with respect to the consolidated financial statements of Morton International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                 ERNST & YOUNG LLP

   Chicago, Illinois
   April 29, 1998